Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Russell E. Anderson, CPA
Scott L. Farnes

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 King’s Road
North Point, Hong Kong

www.cpaone.net

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Power Equipment, Inc.

We hereby consent to the use of our report dated April 23, 2008, except for note 16 which is dated July 15, 2008, with respect to the consolidated financial statements of China Power Equipment in the Registration Statement on Form S-1 Amendment No. 3 to be filed on or about August 5, 2008. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/Child, Van Wagoner & Bradshaw, PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah

August 5, 2008